Exhibit (b)(2)

EXECUTION VERSION

MALLINCKRODT INTERNATIONAL FINANCE S.A.

124, BOULEVARD DE LA PÉTRUSSE

L-2330 LUXEMBOURG

January 5, 2018

DEUTSCHE BANK AG NEW YORK BRANCH

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

BARCLAYS BANK PLC

745 Seventh Avenue

New York, New York 10019

CITIGROUP GLOBAL MARKETS INC.

390 Greenwich Street

New York, New York 10013

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, NY 10010

GOLDMAN SACHS BANK USA

200 West Street

New York, NY 10282

MORGAN STANLEY SENIOR FUNDING, INC.

1585 Broadway

New York, NY 10036

WELLS FARGO BANK, NATIONAL ASSOCIATION

WELLS FARGO SECURITIES, LLC

One Wells Fargo Center

301 South College Street

Charlotte, North Carolina 28202

MIZUHO BANK, LTD.

1251 Avenue of the Americas

New York, New York 10020

PNC BANK, NATIONAL ASSOCIATION

PNC CAPITAL MARKETS LLC

3 PNC Plaza, 225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Re: Letter Agreement Pursuant to

Commitment Letter and Fee Letter, each Dated December 23, 2017

Ladies and Gentlemen:

Reference is hereby made to the following agreements:

(a) the Commitment Letter, dated as of December 23, 2017 (the “Commitment Letter”), among Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI” and together with DBNY, “DB”) and Mallinckrodt International Finance S.A. (“Mallinckrodt”); and

(b) the Fee Letter, dated as of December 23, 2017 (the “Fee Letter”), among DBNY, DBSI and Mallinckrodt.

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Commitment Letter.

1. Additional Agents. As contemplated by the second paragraph of Section 2 of the Commitment Letter, the parties hereto agree (a) to allocate 12.5%, 12.5%, 7.0%, 7.0%, 7.0% 7.0%, 2.5% and 2.5% of the commitments and economics in the Term Loan Facility, respectively, to Barclays Bank PLC (“Barclays”), Citi (as hereinafter defined), Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), Goldman Sachs Bank USA (“Goldman”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Wells Fargo Bank, National Association (“Wells Fargo”), Mizuho Bank, Ltd. (“Mizuho”) and PNC Bank, National Association (“PNC” and, together with DBNY, Barclays, Credit Suisse, Goldman, Morgan Stanley, Wells Fargo and Mizuho, the “Initial Lenders”), (b) that the commitments and economics with respect to the Term Loan Facility of DBNY are hereby reduced on a ratable basis as set forth on Annex A to this letter agreement and the parties hereto agree that the commitments of each of the Initial Lenders with respect to the Term Loan Facility after giving effect to this letter agreement are as set forth on Annex A to this letter agreement (under the column entitled “Revised Committed Percentage”) and (c) to appoint each of Barclays, Citi, Credit Suisse Securities (USA) LLC (“CS Securities”), Goldman, Morgan Stanley, WF Securities, LLC (“WF Securities”), Mizuho and PNC Capital Markets LLC (“PNC Capital Markets”) as an Additional Agent pursuant to the second paragraph of Section 2 of the Commitment Letter (each an “Additional Agent” and, collectively, the “Additional Agents”, and collectively with DBNY, the “Managers”). For purposes of this letter agreement, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Inc. or Citicorp North America, Inc., as Citigroup Global Markets Inc. shall determine to be appropriate to provide the services contemplated herein.

It is understood and agreed that (i) DB will have “left side” designation and shall appear on the top left of the cover page of any marketing materials for the Term Loan Facility (and equivalent ranking for league table purposes) and (ii) the Additional Agents shall appear to the right of DB in any such marketing materials for the Term Loan Facility in the order in which the names of such Additional Agents first appear above.

2. Agreement of Additional Agent to Be Bound; Titles; Etc. By execution hereof, the parties hereto agree, subject to the terms and conditions set forth in the Commitment Letter,

that (a) Barclays hereby commits to provide 12.5% of the Term Loan Facility, (b) Citi hereby commits to provide 12.5% of the Term Loan Facility, (c) Credit Suisse hereby commits to provide 7.0% of the Term Loan Facility, (d) Goldman hereby commits to provide 7.0% of the Term Loan Facility, (e) Morgan Stanley hereby commits to provide 7.0% of the Term Loan Facility, (f) Wells Fargo hereby commits to provide 7.0% of the Term Loan Facility, (g) Mizuho hereby commits to provide 2.5% of the Term Loan Facility, (h) PNC hereby commits to provide 2.5% of the Term Loan Facility and (i) each Additional Agent agrees to be and shall be bound by the terms and conditions, subject to all commitments and obligations and entitled to all of the benefits (including the economics) of an “Initial Lender,”, “DB” and/or “DBNY” (to the extent used to reference its role as Initial Lender and not as administrative agent or collateral agent under the Existing Credit Agreement or any Side-by-Side Credit Agreement) and/or any other term used therein to refer generally to the providers of financing as contemplated therein, including “Agent” or “Agents”, “us,” “we”, “it”, “our” and “party” (in each case, in the appropriate context), under the Commitment Letter and the Fee Letter as if such Additional Agent were originally a party thereto. Each of Barclays and Citi (as well as DBSI) shall act as a joint lead arranger and joint bookrunner for the Term Loan Facility and all references in the Commitment Letter and the Fee Letter to “Lead Arranger”, “DB” and/or “DBSI” (to the extent used to reference its role as Lead Arranger), and/or any other term used therein to refer generally to the providers of such services as contemplated therein, including “Agent” or “Agents”, “us”, “we”, “it”, “our” and “party” (in each case, in the appropriate context) shall be deemed to include Barclays and Citi (as well as DBSI) acting in such capacities; provided that (x) the term “Lead Arranger” in the last paragraph of Section 3 of the Commitment Letter and Section 2 of the Fee Letter shall, in each case, mean “Majority Lead Arrangers” (as defined below) and (y) the reference to “DBSI” in the second paragraph under Section 8 of the Commitment Letter shall remain as such; provided, further, that the terms “DB” and “DBNY” in Section 2 of the Commitment Letter, the terms “Lead Arranger”, “us”, “we” or “our” in the second and third paragraphs of Section 3 of the Commitment Letter, the term “Lead Arranger” in the paragraph entitled “Side-by-Side Term Loan” in Exhibit B to the Commitment Letter (it being understood and agreed that any “intercreditor agreement” referred to in such provision shall be in form and substance reasonably satisfactory to the Administrative Agent under (and as defined in) the Existing Credit Agreement) and the term “Lead Arranger” in Section 1(d) of the Fee Letter shall each mean DB, DBNY or DBSI (as applicable) alone; provided, further, that the term “DBNY” in the last sentence of the first paragraph of Section 2 of the Commitment Letter and in the last paragraph of Section 8 of the Commitment Letter, and the term “DBSI” in the fourth paragraph of Section 8 of the Commitment Letter, shall in each case mean each of the Managers, to the extent applicable. Each of CS Securities, Goldman, Morgan Stanley, WF Securities, Mizuho and PNC Capital Markets shall act as co-managers for the Term Loan Facility.

By execution hereof the parties hereto agree that (i) with respect to Section 1(a) and Section 1(e) of the Fee Letter, each reference to “the date hereof” means the date of this letter agreement after giving effect to the terms hereof, including the reduction of the commitments in the Term Loan Facility of DBNY in accordance with Section 1(b) above, (ii) the fees payable pursuant to Section 1(a) and Section 1(b) of the Fee Letter shall be divided among the Initial Lenders (as such term is modified by this letter agreement) based on their (or their applicable affiliate’s, as the case may be) pro rata share of the commitment amount of the Term Loan Facility after giving effect to this letter agreement, (iii) the fee set forth in Section 1(e) of the Fee Letter shall be payable to the applicable Agents (as such term is modified by this letter agreement) to whom it is entitled in accordance with its terms (and for the avoidance of doubt, references to “DB” in such Section shall be deemed to be references to the applicable Agent) and (iv) each Agent (as such term is modified by this letter agreement) may share its portion of any fees payable pursuant to the Fee Letter with its affiliates as it may deem appropriate .

In this letter agreement, “Majority Lead Arrangers” shall mean the Lead Arrangers affiliated with the Initial Lenders holding a majority of the commitments under the Term Loan Facility held by such Initial Lenders on the date hereof.

It is understood and agreed that this letter agreement shall not require DBNY, solely in its capacity as Administrative Agent under the Existing Credit Agreement, to enter into any amendment or other agreement with respect to any “Incremental Term Loan” (as defined in the Existing Credit Agreement) except as provided by the terms of the Existing Credit Agreement.

3. Effect; Amendments; Governing Law; Etc. Except as specifically amended by this letter agreement, the Commitment Letter and the Fee Letter shall remain in full force and effect. This letter agreement shall be construed in connection with and form part of the Commitment Letter and the Fee Letter, as applicable, and any reference to any of the Commitment Letter and the Fee Letter shall be deemed to be a reference to the Commitment Letter and the Fee Letter, each as amended by this letter agreement. This letter agreement may not be amended or modified, or any provision hereof waived, except by an instrument in writing signed by the parties hereto. This letter agreement, the Commitment Letter and the Fee Letter set forth the entire agreement between the parties hereto and supersede all prior understandings, whether written or oral, between the parties hereto with respect to the matters herein and therein. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns (it being understood that Goldman may assign its commitments and agreements under this letter agreement, in whole or in part, to Goldman Sachs Lending Partners LLC and any such assignment will relieve Goldman of the commitments and agreements so assigned). This letter agreement and the rights and duties of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The submission to jurisdiction and waiver of jury trial provisions contained in Sections 12 and 13 of the Commitment Letter are incorporated herein by reference, mutatis mutandis. Each of the parties hereto agrees it will not disclose this letter agreement or the contents hereof other than to the extent disclosure of the Commitment Letter and the contents thereof (or, in the case of the provisions hereof that modify the Fee Letter, the Fee Letter and the contents thereof) is permitted under Section 9 of the Commitment Letter. The termination provision contained in Section 16 of the Commitment Letter is incorporated herein by reference, mutatis mutandis.

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This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart hereof. This letter agreement shall become effective as to each of the parties hereto on the date on which each of the parties hereto has executed a counterpart hereof.

Very truly yours,

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ John Einwalter
Name: John Einwalter
Title: Director

[Signature Page to Joinder to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date

first written above:

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Celine Catherin
Name: Celine Catherin
Title: Managing Director

By:	/s/ Jackson Merchant
Name: Jackson Merchant
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Celine Catherin
Name: Celine Catherin
Title: Managing Director

By:	/s/ Jackson Merchant
Name: Jackson Merchant
Title: Managing Director

[Signature Page to Joinder (DB) to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date

first written above:

BARCLAYS BANK PLC

By:	/s/ John Skrobe
Name: John Skrobe
Title: Managing Director

[Signature Page to Joinder (Barclays) to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date

first written above:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Tortora
Name: Michael Tortora
Title: Director

By:	/s/ Michael Tortora
Name: Michael Tortora
Title: Director

[Signature Page to Joinder (Citi) to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date first written above:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Naeem Merchant
Name: Naeem Merchant
Title: Managing Director

[Signature Page to Joinder (Credit Suisse) to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date first written above:

GOLDMAN SACHS BANK USA

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

[Signature Page to Joinder (Goldman) to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date first written above:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ F. Michael Manfred
Name: F. Michael Manfred
Title: Authorized Signatory

[Signature Page to Joinder (Morgan Stanley) to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Chris McCoy
Name: Chris McCoy
Title: Managing Director

[Signature Page to Joinder (Wells Fargo) to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date first written above:

MIZUHO BANK, LTD.

By:	/s/ Bertram H. Tang
Name: Bertram H. Tang
Title: Authorized Signatory

[Signature Page to Joinder (Mizuho) to Commitment Letter and Fee Letter]

ACKNOWLEDGED AND AGREED as of the date first written above:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Brian Prettyman
Name: Brian Prettyman
Title: Senior Vice President

PNC CAPITAL MARKETS LLC

By:	/s/ John F. Broeren
Name: John F. Broeren
Title: Managing Director

[Signature Page to Joinder (PNC) to Commitment Letter and Fee Letter]

Annex A

Term Loan Facility

Initial Lender	Current Committed Percentage	Revised Commitment Percentage
DBNY	100.0%	42.0%
Barclays	0.0%	12.5%
Citi	0.0%	12.5%
Wells Fargo	0.0%	7.0%
Goldman	0.0%	7.0%
Morgan Stanley	0.0%	7.0%
Credit Suisse	0.0%	7.0%
Mizuho	0.0%	2.5%
PNC	0.0%	2.5%